Exhibit 99.1

DeVry Education Group

Third Quarter 2015 Results Conference Call and Webcast

Thursday, April 23, 2015

5:00 PM ET

CORPORATE PARTICIPANTS

Joan Walter	Timothy J. Wiggins
Senior Director-Investor & Media Relations	Chief Financial Officer, Treasurer & Senior VP

Daniel M. Hamburger	Patrick J. Unzicker
President, Chief Executive Officer & Director	Chief Accounting Officer & Vice President-Finance

OTHER PARTICIPANTS
Peter P. Appert	Jeff M. Silber
Piper Jaffray & Co (Broker)	BMO Capital Markets (United States)

Denny L. Galindo	Jeffrey P. Meuler
Morgan Stanley & Co. LLC	Robert W. Baird & Co., Inc. (Broker)

Adrienne E. Colby	Jerry R. Herman
Deutsche Bank Securities, Inc	Stifel, Nicolaus & Co., Inc.

Corey Greendale	David J. Chu
First Analysis Securities Corp.	Merrill Lynch, Pierce, Fenner & Smith, Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Good day and welcome to the Third Quarter 2015 DeVry Education Group Results Conference Call. All participants will be in listen -only mode. [Operator Instructions]

After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference c all over to Joan Walter, Senior Director of Investor Relations. Please go ahead.

Joan Walter
Senior Director-Investor & Media Relations

Thank you, Amy, and good afternoon, everyone. With me today from DeVry Education Group's leadership team are Daniel Hamburger, President and Chief Executive Officer; Tim Wiggins, our Chief Financial Officer; and Pat Unzicker, our Chief Accounting Officer. I'd also like to remind you that this conference call contains forward - looking statements with respect to the future performance and financial condition of DeVry Education Group that involves risks and uncertainties. Various factors could cause actual results to be materially different from any future results expressed or implied. These factors are discussed under Risk Factors and elsewhere in our quarterly reports and Form 10-K for fiscal 20 14 filed with the SEC and available on our website at www.DeVryeducationgroup.com. DeVry Group disclaims any obligation to update any forward -looking statements made during this call.

Additionally, during the call, we may refer to non -GAAP Financial measures, which are intended to supplement, but not substitute for our most directly comparable GAAP measures. Our press release, which contains the Financial and other quantitative information to be discussed today, as well as a reconciliation of non -GAAP to GAAP measures, is also available on our website. Telephone and webcast replays of today’s c all are available until May 9. To access the replays, please refer to today's release for more information. And with that, I'll turn the call over to Daniel.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Thanks Joan and thank y o u all very much for joining us today.  DeVry Education Group's strategy of quality, plus diversification, plus lo ng -term focus continues to differentiate us. During the quarter, DeVry Group as a whole experienced strong growth in total post-secondary enrollments. This growth was driven by our diversification into Healthcare and International institutions. And it's in this context that I'd like to focus our call on the announcement we made in today’s release regarding DeVry University.

I n prior quarters, we discussed our cost management and our shift to a programmatic strategy for the institution. Today, we are announcing the next phase of our strategy, to transform DeVry University and return it to growth. This involves focusing on fewer markets, updating the brand, differentially investing in local markets where we have the best competitive positioning and implementing new student-focused teaching and service innovations designed to attract today’s students.

Over the past three quarters, we put a new leadership team into DeVry University, and that team has conducted a deep div e analysis o f our students, our employer partners and our programs. We also brought in outside experts to help us assess the market, competition and our operating model. The result of this process is a strategy with both urgent, near -term actions to improve enrollments and transformational investments to increase our competitiveness and differentiation over the long term. In the near term, our goal is to maintain positive economics and to reset the institution for growth. Let me highlight three key actions that are underway.

The first involves our physical footprint. We've identified a set of markets where we have relatively stronger competitive positions and these markets will differentially invest in lo c al communications and enhanced marketing plans. This is in contrast to our prior national marketing approach. At the same time, 14 locations or about 20% of our campuses will move to an online -only model. These locations were carefully selected because our research showed that many students in these markets are now studying online. The reduction of our campus footprint and related staff reductions will free up significant resources to enable this differential investment strategy in the remaining local markets.

Second, we're reducing our cost structure in other areas. For example, even as we increase spend in the local markets, we'll reduce overall marketing spend by almost $35 million. I n total, we project over $125 million of savings in fiscal 2016. And note that from fiscal 2013 through fiscal 2015, we'll have reduced DeVry University's cost by mo re than $300 million by aligning our cost structure with enrollments, while continuing to enhance quality and service. So combined, we'll have reduced our cost structure by more than $425 million by the end of next fiscal year.

And third, we re-launched the DeVry University brand. Our new communications campaign emphasizes how DeVry University is different on purpose. There's a link to one of the elements on the campaign in today’s results announcement. We're emphasizing what DeVry University is known for, which is careers and care. Students give us a great deal of credit for our ability to deliver strong career outcomes and for the c are and support we provide them to help them achieve these outcomes. The new messaging is designed to clearly establish a distinct voice for the brand and to instill pride in the students we serve. Taken together, these and other near-term actions are designed to maintain positive economics in fiscal 2016.

Now beyond these near -term actions, our goal is to transform DeVry University, bolstering our value proposition and student experience. This will help us to better compete in the ever -changing higher education landscape. I'll highlight four strategies here.

First, we'll differentiate our teaching and service model by employing new technologies. Something all our students want is to attend c lass when it's convenient for them. So we're leveraging our network o f multiple campuses as one. I f students don't find the class they want when they want it at the ir campus, they'll be able to attend c lass v irtually at another lo cation at a time mo re c o nvenient for them. We're partnering with Cisco Systems to invent this new Connected Classroom learning experience. Directional micro phones, telepresence video tec hnology, two -way interactive smartboards, all combined so that students in multiple lo catio ns feel like they 're in one combined section, because they are. This technology is unique to DeVry University and Cisco. We'v e already piloted Connected Classroom and students love it.

Other new Educational techno lo gies inc lude one that enables fac ulty to bring math c oncepts to life using graphing, simulatio ns and tablet-based handwriting recognition. And we'v e invested in partnership with a leading business inc ubato r based in Chic ago , and that's 1 87 1, to launch our o wn inc ubato r, DV X Labs. We're investing in these innovative technologies to ensure DeVry University is differentiated by the teaching and service experience we provide our students. And this builds on our long tradition of innovation to make educatio n mo re ac cessible to students with diverse needs and backgrounds.

And second, through our programmatic focus, we're ensuring each program's content and features are designed to best meet the needs of that program's students and employers and that we better communicate the value proposition of each program. Our comprehensive review has identified programs where we have a strong position and can differentially invest such as Keller, accounting, technology, and degree completion. Where we're further alo ng in this process, we're seeing better results. For example, we've enhanced our focus on our Bachelor of Technic al Management program for degree completers. We saw positive growth in this program in March.

Third, we'll improve the affordability of our programs. Here, we'll optimize our pricing and scholarships, identify ways to help our students shorten the path to their degree and improve the communication of price and value through all the touch points that students have with DeVry University.

A nd fourth, we deepen our employer relationships by providing a more integrated solution to help employers attract, develop and retain the best talent. We're bringing our career services and employer education capabilities to ge ther to create an integrated focused team that we c all Workforce Solutions. For Rite Aid, we'v e created an online retail management associate degree program to power their high -potential employees to move into leadership roles.

DeVry University has a differentiated platform to build on here with very strong career services and continuing Education partnerships, with over 400 employers. I nc reasingly, we also see opportunities for DeVry University to leverage employer relationships that other DeVry Group institutions have as well. At present, we have about 4,000 students from leading employers such as Walmart, Verizon, JPMorgan Chase and Boeing. We're taking these dec isive actions to improve enrollments and to transform DeVry University for the ever -changing higher Education market.

By restructuring the university's footprint, we're generating the resources to differentially invest in the markets and programs where we have stronger competitive positions, supported by our strong university brand. And we're placing the institution on a path for growth by differentiating our teaching and service model, enhancing affordability and deepening our employer relationships. We're confident in this plan. We hav e the right team in plac e, some of the same leaders who oversaw the successful turnaround at Carrington. In the past 12 months, more than 36,000 students chose DeVry University to help them ac hieve their c areer go als. No w, that's a stro ng testament to the quality and v alue o f our programs and a strong foundation on which we're building. Many shareholders have told us that there's tremendous latent v alue to be unlocked at DeVry University as we return to growth. We agree and are deeply c o mmitted to this plan and to realizing that academic and economic value.

While we 're implementing this strategy at DeVry University, we're equally c ommitted to continued growth by diversification in our Healthcare, International and Pro fessional institutions. At Chamberlain College of Nursing, we ex perienced so lid growth and invested in new campuses during the quarter. Our new Las Vegas and Detro it area campuses had strong openings in January. And we began accepting applications for our North Brunswick, New Jersey campus, which is a co-location with DeVry University. This brings us to four new campuses for the year, ahead of our original goal, and 17 in total. We continue to develop our pipeline o f potential markets across the country and expect two to three new openings in fiscal 2016.

Now there's some analysis that's been written out there about the outlook for Nursing, and it's very general and very broad. Looking at the programs and students Chamberlain serves, we believe the demand for nursing Education is strong and growing. Nursing continues to rank as the fastest growing job category among all health professions. There's a significant supply-demand imbalance for nurses educated at the Bachelor's level and above.

The associate degree market for Nursing continues to grow as well, which drives future demand for our RN to BSN pro gram. A recent study published by the Georgetown University Center in Education projects that the supply of nurses will fall short of the demand by about 200,000 by 2020. There's an aging po pulation and an ex panded need for nurses with adv anced degrees to provide primary care, including changes emanating from the A ffordable Care Act. A ll o f these factors lead us to believe the market for nursing is strong.

Let me move to DeVry Medical I nternational, and I realize our enrollment report last quarter was a bit below where we wanted it to be. And I want you to know we're ex tremely focused on this. We're feeling good about the pro gress we're making and we'd ex pect to have a better report card in the upcoming classes. Ac tions the team is taking include a new marketing approach, organizational changes to provide mo re focus and support to each of the medic al sc hools and enhanced scholarships aimed at attracting high -quality applic ants. We'v e seen progress with an increased number of inquiries. And we're confident these actions will improve our conversion rate as well and support our long-term target o f lo w-single-digit enrollment growth.

I 'm pleased to report that graduates o f Ross University School of Medicine and American University of the Caribbean School of Medicine earned more than 1,050 residency positions at hospitals in the United States and Canada. These new physicians will continue their training at prestigious institutions like the Cleveland Clinic in Florida, Mount Sinai Hospital in New York City , and Rush University Medical Center in Chicago , among many others. Excuse me, I 'm going to need to call on one of these doctors pretty soon if I don't get better from this cold.

A t Ross University School of Veterinary Medicine, we set a strategy to broaden our clinicals to hospitals outside the U.S. to enrich our students' Educational experience and to extend the capacity of our clinical network. I can now report that students began taking clinicals in Australia this past quarter. A nd later this year, students w ill be able to take clinicals at partner institutions in Ireland.

A t Carrington College, revenue grew by nearly 3% during the quarter. Carrington has now experienced four quarters in a row of growth, which demonstrates our ability to set an institution back on the path for long -term growth. And our diversification strategy is also paying o ff at our International and Professional Education Segment.

Brazil continues to face a slowing economy and has reduced government spending in the FIES student loan program. So you may be wondering how are we do ing there and what's the outlook? At DeVry Brasil, revenue grew 3 9% and we reported record enrollments this quarter. Given the conditions, we think our o rganic enrollments may grow less than originally planned, mo re like high-single -digit new student enrollment growth v ersus lo w teens, but still leading to do uble -digit revenue growth with tuition increases, and flowing through to corresponding earnings growth.

We rec ently c ompleted our largest acquisitio n to date in Brazil, Damásio Educacional. Damásio is a leader in bar exam test preparation with a network of 220 learning centers throughout Brazil, as well as a highly regarded law school. This transaction o pens a new growth o pportunity for us, namely, to transplant programs v ia Damásio 's network, and it diversifies us further into non -FI ES revenues. By almost every measure, academic results, enrollment results, student satisfaction, colleague engagement, we're on track to have our best year ever in Brazil.

A nd with that, let me turn it over to Tim.

Timothy J. Wiggins
Chief Financial Officer, Treasurer  & Senior VP

Thanks, Daniel, and good afternoon everyone. I n the third quarter of fiscal 2015, revenue from continuing operations was $490 million. Year-to-date, revenue from continuing operations to taled $1.437 billion, with all of our po st-secondary institutions growing revenue except DeVry University. Total costs from continuing o perations for the quarter were $ 43 3 million, up 1 .6% from last year. For the nine months, costs excluding special items to taled $ 1.283 billion, relatively flat to last year, actually down 0.2%. We reported net income of $ 47 million for the quarter and $110 million for the nine -month period. This resulted in earnings per share of $0.72 for th e quarter and $1.68 year -to-date.

Year-to -date net income from continuing operations and excluding special items was $125 million and earnings per share from continuing operations was $1.92. Our effective income tax rate was 13.2% for the quarter and 13.7 % y ear-to-date. We expect that our effec tive income tax rate from operations for the fourth quarter will be in the 14% to 15% range.

With that overview, let's now shift to our operating segment results. Starting with the Medical and Healthc are segment, revenue o f $ 225 million was up 10 % during the third quarter. Segment revenue was up 13 % in the first nine months, driven by growth at Chamberlain and Carrington. Operating inc ome for the Medical and Healthc are segment in the quarter was $ 46 million, representing an inc rease o f 2.5 % from the prior year excluding special items. During the first nine months, segment operating income grew 12%, excluding special items. This was driven by solid growth at Chamberlain and continued improvement at Carrington.

Chamb erlain revenue grew 25% for the quarter. New student enrollment grew 3.5%. A nd to tal students grew more than 27%, which is overlapping very strong po st-licensure growth last year. There continues to be strong demand for bo th our pre -licensure and post -licensure degree programs. Given that demand, we should end the year with more than $360 million of revenue, up mo re than 25%.

Looking to fiscal 2016, we ex pect new student enrollment growth for the full year at Chamberlain to be in the range of 4% to 6%, wit h to tal enro llment projected to grow in the mid teens. You'll rec all the larger percentage increases Chamberlain has experienced over the last several years, so let me comment on the dy namics here. First, we do hav e the law o f large numbers phenomenon taki ng plac e. Second, we're overlapping the introductions of two highly successful programs last y ear, the Family Nurse Prac titioner, o r FNP, and Doctor of Nursing Practice or DNP. These continue to have high demand, but we'v e anniversaried thro ugh their initi al startup phase. And third, demand has been so strong that we decided to cap new student enrollments in our FNP pro gram for now to ensure we continue to meet clinical capacity needs. Stepping back, we expect mid -teens revenue and earnings growth for Chamb erlain in fiscal 2016.

Carrington revenue grew 3 % during the water and 2.5 % in the first nine months. I n the quarter, new students dec lined 2.7 % and total students declined 1 .5% as a result of fewer class starts this quarter versus the same period last year. On a y ear -to-date basis, new student enrollment grew 1.1% and total enrollment declined 0 .5%. Carrington was profitable at the institutional level for the quarter and for the nine -month period.

Turning to the International and Professional Educ atio n s egment, revenue o f $61 million inc reased 20% in the quarter. For the first nine months, segment revenue increased 13%. A t Bec ker, revenue declined a little less than 1 % during the quarter and 5.4% y ear -to-date. The decrease was primarily the result of continued so ftness in the number o f CPA ex am candidates, but we believe Becker declined less than the CPA market overall.

Revenue at DeVry Brasil grew nearly 3 9% in the quarter versus prior year. The inc rease at DeVry Brasil was driven by o rganic growth and t he ac quisitions of FMF, Faci and Damásio which jo ined our organization this fiscal y ear. New student enro llments inc reased by mo re than 105% and to tal students grew nearly 7 8%. Excluding these acquisitions, new and total enrollment grew 13% and 14% respectively, underscoring continued strong demand for post-secondary education in Brazil. The segment's operating inc ome was $4.6 million, do wn $1.7 million reflecting revenue softness at Becker.

And finally , within the Business, Tec hnology and Management segme nt, revenue was down approximately 16% during the quarter and 1 3% for the first nine months. This is a result of lower enrollments and lo wer undergraduate revenue per student, which was down about 0.3 % in the quarter. The segment generated operating income of nearly $17 million for the first nine mo nths compared with $27 million last year, excluding special items.

Looking ahead to the fourth quarter, we ex pect revenue for DeVry Group to decrease about 1 % to 2% y ear -over- year, with declining revenue at DeVry University offsetting revenue growth at our other institutions. We ex pect operating costs to be up slightly versus prior year as a result o f cost reductions at DeVry University being offset by new campuses at Chamberlain, the recent acquisitions at DeVry Brasil and inc rease in DeVry University marketing, all to support revenue growth.

The Gainful Emplo y ment regulations are set to become effec tive o n July 1 . As most of you probably know, the actual data that will be used to implement the regulations is not available until June 2016. We're evaluating scenarios based o n estimates and preliminary data. So we c an't say any thing for sure at this point. But looking at the information we have, we estimate that under 10% o f the programs across DeVry University and Carrington College are at risk to fail the test.

We'v e identified a number of actions we think can be taken to bring these programs into favorable territory within the time remaining to do so , while maintaining quality and v alue to students. A mong the alternatives we're considering would be to increase our use o f sc ho larships. Were we to go that ro ute, we would estimate the cost to be in the $ 1 2 million range for fiscal 2016 and it would fall in the first quarter.

So while we'v e do ne our analysis and we're prepared, we have y et to make final dec isions about the alternatives under consideration as there are still pending events and data that could impact the final decision. The points I want to emphasize here is that we're dealing with a limited number of programs, we have time and we have options. A nd we're confident no matter the outcome, we'll maintain our strong record of compliance.

I 'll no w turn the call over to Pat to talk more about our balance sheet and Financial position.

Patrick J. Unzicker
Chief Accounting Officer & Vice President-Finance

Thanks, Tim. And good afternoon, everyone. Cash flow from operations for the first nine months o f the y ear was $209 million. Our cash and cash equivalents were $402 million at March 31 , up from $397 million last year. Our net accounts receivable balance was $150 million, down 7% from the prior year as a result of lower revenues at DeVry University.

Year-to -date, bad debt as a percentage of revenue was 2.8%. Our capital spending for the first nine months was $64 million, driven by investments in our Medical and Healthcare and I nternational institutions to drive future growth. We expect capital spending for the current fiscal year to be in the range of $95 million to $100 million, which is lower than our orig inal expectations as we continue to be an effic ient user of our shareholders' capital.

Recently, we entered into a new $400 million revolving credit agreement. It has a five -year term and replaces our prior $400 million dollar credit facility at market -competitive rates. And with that, we welcomed two new banks to the agreement. Our credit facility is a key element o f our capital structure to provide access to resources to pursue growth opportunities.

We continued our cost reduction efforts during the quarter, resulting in the rec ording o f a $7 million pre -tax restructuring charge relating to workforce reductions and real estate optimization primarily at DeVry University. As we move into the next phase o f our strategy, to transform DeVry University, we ex pect to incur additional restructuring charges during the fourth quarter o f this year and into fiscal 2016.

overall, our solid Financial position and cash flo w generation in the first nine mo nths o f the year gives us the continued financial flexibility to support our strategy of quality, plus diversificatio n, plus long -term focus.

Now, let me turn the call bac k over to Daniel.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Thank you, Pat. And to wrap up, we're taking aggressive action to improve DeVry University's performance. By restructuring DeVry University's footprint, we're generating the resources to differentially invest in the markets and programs where we have a stro ng po sition supported by the DeVry University's strong brand. And we're placing the institution on a path for growth by differentiating our teaching and service model, enhancing affordability and strengthening our employer workforce solutions.

We're confident that this strategy, together with the sustained expansion of our Healthcare, Professional and International institutions, will drive ever -improved student outcomes and DeVry Group's future growth. So with that, we're eager to take y our questions. Joan?

Joan Walter
Senior Director-Investor  & Media Relations

Thank you. A my, I'd like to ask you if you'd please give the participants the instructions to ask a question. But first, I was to say in response to the feedback that we’ve received, and in order to get to as many participants as possible, we ask that everyone limit themselves to one question and perhaps a follow -up. And if you have additional questions, just please jump back into the queue. Amy?

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] Our first question comes from Sara Gubins at Merrill Lynch.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Hello , Sara.

Operator: Okay. We'll mo v e o n to Peter Appert of Piper Jaffray.

Joan Walter
Senior Director-Investor & Media Relations

Amy , is there a problem with the queue?

Operator: I 'm not sure. I t seems may be they have their lines muted. Mr. Appert?

Peter P. Appert
Piper Jaffray & Co (Broker)

Sorry , can you hear me now?

  Operator: Yes, please go ahead.

Peter P. Appert
Piper Jaffray & Co (Broker)

Okay, sorry . I was doing a Sara Gubins there for a second. So Daniel, I was ho ping you could maybe give us a little more color on the impact of the campus c losing. So magnitude of the restructuring costs we should be anticipating and perhaps the lev el of savings you think you get from this. And then finally, ho w does it flow through from an enrollment standpoint? I would imagine there would be a fairly significant impact next year?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yes, you're right. Let me take that last part first, is that we're narrowing our focus to accelerate our progress. So, that's right. And we think that's the way to go because these are the markets where we, based on a research, found we have the strongest competitive position. In terms of the savings and Financial impact.

Patrick J. Unzicker
Chief Accounting Officer & Vice President -Finance

Sure, with respect to the savings, currently Peter, we're projecting about $125 million of expense savings in fiscal 2016 relative to FY 2015. And we'd expect that savings to manifest itself about 50% from staffing, 25% from marketing, about 25% real estate and all other. I think another part of y our question was the anticipated restructuring. We're still working through those details. So , we'll anticipate a restructuring charge in the fourth quarter, depending on the timing, somewhere in the magnitude of $7 million to $10 million and then continuing into next year, FY 2016, still, again working on that, but somewhere probably in the $30 million range.

Peter P. Appert
Piper Jaffray & Co (Broker)

And then any ...

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

One more – Peter, it's Tim. Just one more data point that might help you think about it. We're trying to refocus the institution. And while we do that, we're striving to maintain positive economics at the segment level. So one way to think about the revenue impact of these things is that we're trying to maintain this single -digit, low-single - digit segment margin, so you get a sense of, if we're taking $125 million of cost out, that's pretty close to what we expect the revenues to fall next year.

Peter P. Appert
Piper Jaffray & Co (Broker)

Okay , but that is specific ally for DeVry University or that's for DeVry Incorporated in total?

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

That's DeVry University.

Peter P. Appert
Piper Jaffray & Co (Broker)

Okay . Great. Thank you.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Okay .

Operator: Our next question comes from Denny Galindo at Morgan Stanley.

Denny L. Galindo
Morgan Stanley & Co. LLC

Good afternoon, guys. I had a quick...

Good afternoon.

Denny L. Galindo
Morgan Stanley & Co. LLC

Yeah, I wanted to delve a little bit more into the discounting. You mentioned new scholarships at DeVry International and also as a potential lever to address Gainful Employment. And I was curious, do you think that o the r institutions will turn to discounting and scholarships to address their Gainful Employment issues and could it potentially impact more than just the 10% of programs that you think will be impacted and might a discounting program by competitors impact kind of some of your more safe programs?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yeah, Denny, it's an interesting question. And no, I don't think that it would impact more. I t could because we don't have the final data. We're using preliminary data and making our best judgments with the data that we have. And again, the decisions are not final because there's still events that could happen and data that can flow in. But no, it would just be limited to scholarships in that scenario to the programs that are affected and not to other programs. And no, I don't think that it presages sort of a broader implication in the area of pricing sort of industry-wide.

Denny L. Galindo
Morgan Stanley & Co. LLC

And then quickly on Brazil, just the DeVry Brasil piece is getting a lot bigger between the organic and inorganic growth. And maybe you could just give us an idea of the mix of starts no w and the mix of enrollment on some of these various categories like online versus ground, FI ES mix , any degree ty pes that are kind of a bigger percentage than others. Just a little bit more color on both the starts and the enrollment now at Brazil.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Okay. So most of the enrollments a t DeVry Brasil are what you'd think of as o n -site, not online. There's really three ways to think of it in Brazil, not just o n -site and online, but really o n -site, distance learning and online. I n distance learning, the difference there is, it is asynchronous versus an asynchronous model. And typically, here in the U.S., when we think about online, we tend to think of it as an asynchronous concept. So there in Brazil, distance learning is typically where you have a liv e professor who's lecturing and then it's being broadcast out to multiple campuses.

And so, the majority of the enrollments right now for DeVry Brasil are – and the majority of the revenues, the majority of the activity is campus -based, o n-site programs. But one of the growth opportunities that we're looking forward to seeing increasingly in the future is the distance learning and the online. And in particular, it's the distance learning through the Damásio network of about 220 locations, and that's growing too, the network will grow. And as we transplant, if you will use the term transplant, programs into that network, that distribution network, if you will allow me to use that term, that is also a growth opportunity for us.

Denny L. Galindo
Morgan Stanley & Co. LLC

Any color on the mix by degree type?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Mostly undergraduate, graduate like MBA is very small for us. So that's yet another growth opportunity for us in the future. And again, when we say undergraduate, it's yet another sort of difference from the U.S. to Brazil. Medic al school is considered undergraduate. Law school is considered undergraduate. So just note that programs that we in the United States might consider to be a graduate program, there you do a five -year out-of-high school program and then you sit the bar ex am and you'll become a lawyer. So  it is mostly undergraduate.

Denny L. Galindo
Morgan Stanley & Co. LLC

Thanks for taking my question.

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

Quick one more data point. It's Tim, I mentioned in my prepared remarks that the new student or total students grew 78%. And so, it probably won't surprise you to know that on a constant currency basis, DeVry Brasil actually grew 78%. So, consistent with that total student growth, but with the strong dollar and the currency movements in Brazil, it was reduced to 39%.

Operator: Okay.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yeah, appreciate that question. And that's go o d feedback for us to provide more color as we move forward. And we'll try to do that. So hopefully, that was helpful for now. Go ahead.

Operator: The next question comes from Paul Ginocchio at Deutsche Bank.

Adrienne E. Colby
Deutsche Bank Securities, Inc.

Hi, thanks. I t's Adrienne Colby for Paul. You commented on positive inquiry and enrollment trends at DeVry Medic al International for the May session. I was wondering what percent of applications or enrollments for that May session are usually received by this point?

Daniel M. Hamburger
President, Chief Executive Officer & Director

For the May session, we're fairly far along there. So, it's in the late stages of wrapping up.

Adrienne E. Colby
Deutsche Bank Securities, Inc.

Thanks. And as a follow -up, if you could just comment on what the Carrington enrollment percentage is for new and total for March, excluding the lost session?

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

Yeah, we like to lo o k at that o n a year -to-date because the sessions, they start at various times. So it's not one particular session that has shifted. It's a number of programs forward and back. So on a year-to-date basis, new students were up about 1.1%. I think that's a good way to lo ok at it from an overall comparable perspective.

Daniel M. Hamburger
President, Chief Executive Officer & Director

So when you overlay mix on that, as they adjust, some programs teach out, the revenues were up 3%.

Adrienne E. Colby
Deutsche Bank Securities, Inc.

Thank you.

Operator: The next question comes from Corey Greendale at First Analysis.

Corey Greendale
First Analysis Securities Corp.

Hey, good afternoon.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Hi, Corey.

Corey Greendale
First Analysis Securities Corp.

First, I had a backward looking question, which is at the time of y our previous earnings call, I think you said that applications for the March start at DeVry University were up year-over-year. I know in no way did you guide to new students being up year-over-year for March, but it sounded like things were trending in the right direction and then it didn't turn out that way . Can you just give us sort of a post-mortem what happened from...? Yeah.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yes, Corey, That's a very fair question. And I can understand why you would ask that. And you're right. March results were a little bit disappointing. What happened is early in the enrollment cycle we did see indicators that led us to believe that as the c lass came together, the results would be better. One ex ample is the team did a great jo b, invented a new self-service tool on the DeVry.edu website that garnered a lot of interest from students. The students were excited, we were excited.

However, we found that the inquiries coming out of that new Technology tool didn't translate into new enrollments at the rate that we expected. So that's an ex ample, and among others, of early indications that didn't translate to new enrollments as we thought that they would.

Corey Greendale
First Analysis Securities Corp.

Okay, but is there anything you can point to ? I mean, was it – did people push out their decision or are they out of the pipeline? Or just a little more on that?

Daniel M. Hamburger
President, Chief Executive Officer & Director

No, I wouldn't say there's any real trend there. So, in essence, we're sort of left with kind of more of the same. I t's just we had a little bit of a head-fake, you might say, in the early part of the cycle that was behind what we discussed last time we chatted.

Corey Greendale
First Analysis Securities Corp.

Okay. And then I had a more forward-looking strategic question. So I understand you've done a great job of adjusting the cost structure to the enrollment level. Sounds like you're going to continue doing that. But specifically the decision to cut the marketing expense, given marketing is sort of the foo d that feeds enrollment. Just so me – a little more on why you're making the decision to do that and how are you thinking strategically about the size of DeVry University? Are you just strategically aiming this to be a smaller institution?

Daniel M. Hamburger
President, Chief Executive Officer & Director

No, we're aiming for it to reset the institution to then regrow from this more focused footprint. And over time, I would see us growing again and adding focused local markets and adding locations over time. But for right now, in order to – strategic ally, we made that decision, as Tim mentioned earlier. And we talked about before of aiming to ward maintaining positive economics, positive c ash flow. We see this opportunity, and so, it's narrowing our footprint to accelerate the progress to get back to growth.

I n terms of marketing, just given that lower size and trying to achieve the objective that I just mentioned, the cost structure has to c o me down. And that's across the board really in terms of facilities, marketing, course materials, supplies, everything, travel and entertainment, everything's go t to c o me down. Now, as we do that and we employ this, what we think is going to be a more efficient and more effective marketing strategy, including the re-launch of the national brand and the programmatic focus and then that lo c al focus, we think we're going to become more effective and more efficient in the marketing function. And as we see those opportunities, if we see an opportunity to invest a little bit more in marketing, on an efficient basis, we'll certainly take it. But we're just giving you the sense of the strategy as we see it today as we lo o k into next year.

Corey Greendale
First Analysis Securities Corp.

Okay, thank you.

Operator: The next question comes from Jeff Silber at BMO Capital Markets.

Jeff M. Silber
BMO Capital Markets (United States)

Thanks so much. Wanted to focus on Chamberlain a bit. Is it possible for you to break out what both new enrollment and total enrollment growth were on a same -school basis for us?

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

Yeah. For a same -school basis, Jeff, for this particular March session, everything was the same in essence because it was a post-licensure enrollment period only, so there were no new campus enrollments in this period.

Jeff M. Silber
BMO Capital Markets (United States)

Okay, that's great to hear. That's helpful. But in just – and I know we're kind of looking at post - and pre - licensure, it's a kind of mixing apples and o ranges here. But it does lo o k like we're starting to see growth slow a bit, again, Excluding any impact from the new campuses. I 'm just wondering if you could provide any color for us on that.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yeah. Go ahead, Tim.

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

Yeah. One of the things that we talked about in my prepared remarks is seeing growth, new student growth next year in the 4% to 6% range. More of that will be coming from campuses as we o pen new campuses and have a couple new campuses that haven't anniversaried. But we still expect the post -licensure programs to grow in the 5 % to 6% range. So , Yeah, a bit of a slowing. Part of that has to do with the significant growth we had by introducing the FNP and DNP.  We’ve – as I mentioned, have capped the FNP program, so ...

Daniel M. Hamburger
President, Chief Executive Officer & Director

For now, for now.

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

So we maintain proper clinicals. So we still see significant and reasonable growth from both the campus and the – the campus pre -licensure and post -licensure programs.

Jeff M. Silber
BMO Capital Markets (United States)

Okay. And – I 'm sorry.

Daniel M. Hamburger
President, Chief Executive Officer & Director

And when you sort of step back, just to put a capstone on that for fiscal 2016, and you sort of add it all up, all those factors taken together, we're looking at revenue and earnings growth in the mid-teens.

Jeff M. Silber
BMO Capital Markets (United States)

Okay, that's helpful. And then shifting gears to Brazil. I think you brought your long -term forecast down a bit, still very strong growth, though. I 'm just wondering what was behind that decision.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Well, we are just saying that given the environment that the economy is slowing down in Brazil and that the government needs to keep its fiscal ho use in order, so there's budget cuts across the board. They're not aimed just at Education and just being concerned about perhaps FX risk. You take all that together, we're just saying, as we put our plan together, whereas without those factors, we might have been planning for the teams. We're just reducing that expectation for high -single -digit new student growth, which is certainly – many people might say, well, that's still pretty good.

And then there's also tuition increases there. So when you couple those together, you're looking at double-digit Revenue growth and corresponding earnings growth. So, still a very attractive endeavor. But we're just trying to temper that a little bit and be realistic. Perhaps we're being too conservative. And certainly, if there's opportunities to do better than that, our team is very motivated and very focused on doing that because the growth in demand for Education, higher education in Brazil, is very, very strong. And if you'll allow me to just touch on that, just to remind everybody, I'd say there's three main factors that have us bullish on Brazil.

The first is just the growth in college students, driven in turn by the rising population, growing middle c lass and college participation rates. You put all those together, and it's – ambient demand is very strong. And we see that lasting for a long time. Secondly, the high return on Education investment, probably the highest in the world or one of the highest in the world for wages for a college graduate versus not in Brazil, and third, the positive regulatory environment. There is a need for the private sector, and in fa t, private sector represents over 50% of all college enrollments in Brazil. So, it remains very attractive. We also have a nice pipeline of inorganic or acquisition-driven growth. So, we still – we think that Brazil is still very, very attractive for us.

Jeff M. Silber
BMO Capital Markets (United States)

All right, thanks so much.

Operator: The next question comes from Jeff Meuler at Baird.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

Yeah, thank you. Roughly ho w big is the FNP enrollment and what is the process and the constraint to expanding clinic al capacity?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Well, the – let me take that in reverse. I 'm not sure we break that out exactly in that way. But it's just a matter of, as We’ve had to do with clinical capacity at the pre -licensure level, for the BSN program, for this clinical master's program, which is what the FNP is, it continues to be an area that you just have to put focus on, you have to have resources and we do . We have a very focused clinical team. We really built that up. I think here, scale is an advantage and Chamberlain reaching the scale that Tim talked about earlier really helps us in this regard. Having deeper relationships with hospitals is an advantage. And we think that having relationships that span across medic al, nursing, and ancillary care as in Carrington, educational programs, is an advantage in forming clinical relationships as well, and we're seeing more opportunities for us to have these sort of strategic relationships with hospitals where we're sort of a major partner for their medical education.

And it's not even just hospitals anymore. You take a look at Walgreens, the pharma retailer, part of their growth is expanding those in-store clinics. And so, we struck a partnership with Walgreens to have our FNP students rotate for their clinical experience in the in -store clinic. And then of course it's good for Walgreens because they get sort of an advanced lo ok at potential new hires coming out of the pipeline. So those are some of the factors that are in the mix when it comes to expanding the clinical network for Chamberlain.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

But what's the constraint? A re the existing hospitals and other partners telling you they don't want to add more slots? A re you not finding new partners as a competition in the market from other educational providers that are partnering with the Healthcare system? Just what are the specific constraints?

Daniel M. Hamburger
President, Chief Executive Officer & Director

No. Here with the – our self-imposed, our decision to cap the FNP enrollments for now is really just based on – We’ve had so much demand and so much growth that we just want to be prudent and careful and make sure that we have all the support structure, all of the advisers, and to make sure that our students are getting the best possible clinical experience. So, that's really – it's our own judgment on that one.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

Okay. And then medic al and healthcare, given that it's one of y our – o r has been one of y our growing institutions and it sounds like you expect it to be in 2016, this is the second quarter in a row where We’ve had a restructuring charge. I 'm not sure if that's in the Caribbean. But why are you having restructuring charges in that business?

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

Yeah, that restructuring charge there in medic al and healthcare was at Carrington as we continued to make some smaller real estate optimizations.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

Okay. Thank you.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yes, exactly. Not in the medic al schools.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

Thank you.

Operator: The next question comes from Jerry Herman at Stifel.

Jerry R. Herman
Stifel, Nicolaus & Co., Inc.

Hi, good afternoon, everybody.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Hello, Jerry .

Jerry R. Herman
Stifel, Nicolaus & Co., Inc.

Hey Dan, just wanted to – I noticed in y our commentary, you used to talk about quality plus diversification equals growth, and now I think you're talking about lo ng -term focus is I think the way you put it. I guess the question is, when do you expect some of the initiatives at DeVry University to manifest in growth? I t doesn't appear it's going to be in 20 1 6, but ho w lo ng should it take?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Okay. Well, of course you know, we don't give enrollment guidance, but we do hope to see faster growth in these markets where we're differentially investing, Jerry. And that's really an important part of decisive actions that are in today's announcement. It's to narrow that focus and accelerate our progress. The reason that we’ve added that lo ng-term focus to our growth strategy, so it's quality, plus diversification, plus lo ng -term focus, is – and it's really always been there and we’ve talked about our strategy internally. We just wanted to share that with all of our stakeholders. I t's this notion that this formula and this endeavor of higher education really works and really only works with a long-term focus.

So I know we're reporting our quarterly results today. But believe me, we're making decisions with a much longer timeframe than any given quarter. So we're focusing – that includes investments in our infrastructure, investments in strategic capabilities, like our DeVry Group Care, the c are and support that we provide our students. All of those sorts of capabilities. Educational Technology, this investment in DV X Labs that I mentioned where we partnered with Chicago's 1871 to create an EdTech incubator. These are all the kinds of activities that I have in mind when I say lo ng -term focus.

Jerry  R. Herman
Stifel, Nicolaus & Co., Inc.

And then one for you Tim, if I can just by way of follow -up. You mentioned that your expectation is a $125 million decline in Revenue at DeVry University and likewise an offsetting $125 million reduction in cost, which suggests sort of flat OI year -over-year. But you will be well above positive economics this year. Can you just may be clarify that or help me with that?

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

Yes, I mean I wasn't trying to be that precise. We're going to have a segment margin in BTM of 2% for the year. So, when you start talking about 2% on that kind of revenue, we're just trying to give you some idea directionally that we don't have a lot of room to degrade that margin and maintain positive territory.

Jerry R. Herman
Stifel, Nicolaus & Co., Inc.

Okay. Great, thanks guys.

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

Thanks.

Operator: The next question is from Sara Gubins at Merrill Lynch.

David J. Chu
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Hi, this is David Chu for Sara Gubins.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Oh boy , Sara, she really doesn't want to be on the call today. So ...

David J. Chu
Merrill Lynch, Pierce, Fenner & Smith, Inc.

No. No. I t was me earlier as well. So I'm not really sure what happened. I apologize. So , sorry if you answered this already, but first of all, the 2% segment margins, is that for fiscal 2015 or 2016?

Daniel M. Hamburger
President, Chief Executive Officer & Director

2015.

David J. Chu
Merrill Lynch, Pierce, Fenner & Smith, Inc.

2015. Okay. And could you comment on margin expectations for the other two segments in fiscal 2016?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Solidly positive.

David J. Chu
Merrill Lynch, Pierce, Fenner & Smith, Inc.

I mean should we expect the margins to be up or is that something you commented to earlier?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yeah, we’ve not commented on that. We'll have more insight for you on our year -end c all.

David J. Chu
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Okay. Got it. And one more question – so, when will you shut down the 14 campuses at DeVry U?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yeah, go ahead.

Timothy J. Wiggins
Chief Financial Officer, Treasurer & Senior VP

That will occur over a period of time, and the significant majority of those – their last session where we'll teach will be the session that starts in No v ember of 2015, so ending right at year -end. Some will go a little bit longer than that.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yeah, typically it's a six -mo nth process. But one thing I can assure you, no matter how lo ng it takes, we'll take care of our students.

David J. Chu
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Do you think this will actually have like a short -term kind of negative impact on start trends?

Daniel M. Hamburger
President, Chief Executive Officer & Director

I t could. Yes, it could. And one of the things that we'll probably need to do is give you a little bit of ex planation as we roll forward of that same equivalent location concept that somebody was asking about regarding Chamberlain. So, but when taken as a whole, yes, it's going to have a negative impact in the near term.

David J. Chu
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Okay. Got it. Thank you.

Operator: The next question comes from Denny Galindo at Morgan Stanley.

Denny L. Galindo
Morgan Stanley & Co. LLC

Hi, there. I just had one more. I was trying to keep it only to two earlier.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Thank you for that.

Denny L. Galindo
Morgan Stanley & Co. LLC

Yeah. On the industry, it seems like the industry has just gotten more competitive – I 'm talking more about DeVry U here. It's gotten a little bit more competitive this year. I think others had seen their starts decline as well. And is there anything you can comment about why maybe the industry is seeing these issues this particular year? Have the discounts that have been put in place stopped working? A re leads now of a lower quality? Is the conversion rate dropping? Is there anything else that seems to be happening industry wide that's causing some of the start numbers across the industry to be down?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Sure, Denny. I t's true. I think we're in a period here of cyclical weakness. I t seems like along cycle, but it is particularly having an impact – it's having an across higher Education, but particularly it appears to be impacting the segment of the population that's in the middle or the lower income strata. Many of these prospective students, even though many other people have seen maybe getting jobs, but they're not and they're lacking confidence in the jo b market. They're a little hesitant to make that commitment, to make that investment.

And we're seeing that not just in private sector institutions. We're seeing that in community colleges and in other four-year institutions at the independents and public sector as well. So, it is a, we think, a near -term factor. And as we move along, some of the reasons that give us optimism for maybe the mid -term as well as the long term is we do start to see consumer confidence coming back slowly, but starting to see that.

And then the other is, just this recognition and research shows that there's over 3 0 million people who, in the last couple of decades, enrolled in college, but they left without completing. And we serve those students very, very well. So, for DeVry University, that's an ex ample of an opportunity. The other thing that helps us is this diversification strategy that really gives us the resources to continue to invest even though at DeVry University, we're down right now, we're going to continue to invest in this strategy, We’ve got a lot of confidence in it, and get this turned around.

Denny L. Galindo
Morgan Stanley & Co. LLC

Okay, sounds go o d. Thanks for taking my questions.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Sure.

Operator: The next question comes from Jeff Meuler at Baird.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

I just first want to ask a follow -up on that last point. Can you just help me understand y our case that this is cyclical? And if it's cyclical, I guess, why enact a big transformation at DeVry University?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Because we're committed to maintaining positive economic s here in the near term. Also, we found based on this deep div e research that our team did, and with some outside help, that these markets that we're focusing on are those where we really do have the strongest competitive position, that right to win that sometimes people talk about. And so, we're doubling down and focusing on the markets and on the programs where we have that competitive right to win.

We just think that that's the most efficient way to serve our students. It's the most efficient way to deploy our fellow owners' capital. So that's the near term. But I do think that it is cyclical in that, in other words, it's not seminal. I t's not that college is just going to go away and go down forever. So even though we’ve seen enrollments in the United States go down, among working adults, do we think that goes down forever? No. So I think it's cyclical, it's not seminal.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

So what are you watching for the inflection in terms of cyclical indicators?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Well, we're certainly watching the consumer confidence figures. We watch the employment and unemployment and all those kinds of macros. And then internally, we lo ok at our own – the inquiries we get from prospective students. We look at the conversion of those inquiries to an application. And what's interesting is, right now, the team is doing a very good job when someone does inquire with DeVry University, Keller Graduate School of Management, of the process of moving them along to apply.

So in other words, when someone ex presses interest and engages with us or visits one of our campuses, those prospective students are liking what they see at a greater rate than they were the year before. That's very encouraging for us. We know we have a strong value proposition. We do need a little bit more at the top end of that process. So that's what we're looking for.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

Okay, and then one more from me. Of the 20 % of campuses that you're moving to online -only for DV U, can you provide us with a sense of how many students were at those campuses either exclusively on ground or predominantly on ground?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yeah, in general, I would say that it's many, if not, the majority of the course taking behavior in those campuses is already happening online.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

Yeah, I guess, but so it's 20 % of campuses, but I 'm guessing they're smaller campuses. So roughly what percent of DVU students is it?

Daniel M. Hamburger
President, Chief Executive Officer & Director

Yeah, and I don't have that figure at hand. I 'm not sure we're – but we can sort of certainly follow up. But you're on to the right track there that it should have sort of that disproportionate impact, but give us the – free up the resources from the infrastructure and so forth that allow us to differentially invest in the remaining 60 –plus campuses where we're focusing.

Jeffrey P. Meuler
Robert W. Baird & Co., Inc. (Broker)

Okay, thank you, Daniel.

Daniel M. Hamburger
President, Chief Executive Officer & Director

Thank you.

Operator: Our next question comes from Paul Ginocchio at Deutsche Bank.

Adrienne E. Colby
Deutsche Bank Securities, Inc.

Hi, I just had a follow-up. I f you could comment at all on the FTC investigation, if there are any milestones coming up or anything else that can help us understand the timeline.

Daniel M. Hamburger
President, Chief Executive Officer & Director

No, no real milestones there. We're certainly fully cooperating with the folks over there and having dialogues with the staff. And our intent is to show them the quality of our processes and that the investigation should come to its logical c lo se. So we just point you to our other disclosures and that's about all we have to say about the matter right now.

Adrienne E. Colby
Deutsche Bank Securities, Inc.

Thank you.
Joan Walter
Senior Director-Investor & Media Relations

Okay, well, that's going to do it for us today.  We'd like to thank everyone for y our questions. Our next results c all is scheduled for August 1 8 when we'll announce our fiscal 2015 fourth quarter and year -end results. Thank you for your continued support of DeVry Education Group.